Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-249950) on Form S-3 and the registration statements (No. 333-225579 and No. 33-88640) on Form S-8 of our reports dated February 24, 2022, with respect to the consolidated financial statements and financial statement schedules II to VI of W. R. Berkley Corporation and the effectiveness of internal control over financial reporting.

/S/ KPMG LLP

New York, New York
February 24, 2022